Exhibit 99.1

Empery Digital Announces Update on Share Repurchase Program

Empery Digital Has Repurchased Over 1 Million Shares

Empery Digital Acquires 17 Additional BTC and Now Holds Approximately 4,081 BTC

AUSTIN, Texas – September 2, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced an update on its previously authorized share repurchase program.

As of August 29, 2025, the Company has repurchased 1,009,115 shares of its common stock under its $100 million share repurchase program, at an average purchase price per share of $7.29, including all fees and commissions. This represents the maximum number of shares permitted to be repurchased in the open market pursuant to applicable securities laws since August 18, 2025. Following these repurchases, approximately $93 million remains available for future repurchases under the Company’s existing share repurchase program.

Management remains committed to increasing bitcoin per share for its shareholders through accretive share repurchases at prices below net asset value (NAV). Repurchases were funded using the previously announced $25 million committed borrowing facility, of which $8 million has been drawn to date.

BTC Holdings Update

Additionally, the Company today announced that since the last press release on August 25, 2025, the Company has acquired an additional 16.51 BTC for a total purchase price of $1.8 million. As of the time of this release, the Company holds 4,081.39 BTC acquired for an aggregate purchase price of approximately $480 million, reflecting an average purchase price of $117,517 per BTC.

See real-time NAV Metrics and other meaningful information on our dashboard here: https://www.emperydigital.com/treasury-dashboard

Follow us on X: @EMPD_BTC

About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Effective as of July 17, 2025, the Company adopted a bitcoin treasury strategy with the goal of becoming a leading, low cost, capital efficient, globally trusted aggregator of bitcoin. Empery Digital (formerly Volcon) was founded as the first all-electric power sports company sourcing high-quality and sustainable electric vehicles for the outdoor community. The power sports brand will operate under the brand name Empery Mobility. Empery Mobility electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive and enjoyable outdoor experience.

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements relating to whether we will be able to obtain additional debt financing at terms that are acceptable for making share repurchases if our common stock is trading below NAV and potential future share repurchases. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025.

We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Media: media@emperydigital.com

For Dealers: dealers@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Digital: digital@emperydigital.com

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